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                                 EXHIBIT 23.4
                                 ------------

                             ALEX SHESHUNOFF & CO.
                              INVESTMENT BANKING



              CONSENT OF ALEX SHESHUNOFF & CO INVESTMENT BANKING

In connection with the proposed merger of Lanier Bank & Trust Company, Cumming, Georgia with and into Premier Bancshares, Inc., Atlanta, Georgia, the undersigned acting as an independent financial analyst to the common shareholders of Lanier Bank & Trust Company, hereby consent to their reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.


                                            February 12, 1998

                                            ALEX SHESHUNOFF & CO. INVESTMENT
                                                BANKING
                                            AUSTIN, TEXAS


                                            By: /s/ Gerard A. Feil
                                               --------------------------------
                                               Gerard A. Feil
                                               Director